Exhibit 1.1

PALADIN REALTY INCOME PROPERTIES, INC.

Up to 38,500,000 Shares of Common Stock, $0.01 par value per share/$385,000,000

DEALER MANAGER AGREEMENT

                    , 2004

Prospect Financial Advisors, LLC

11355 West Olympic Boulevard, Suite 220

Los Angeles, CA 90064

Ladies and Gentlemen:

Paladin Realty Income Properties, Inc., a Maryland corporation (the “Company”), is registering for public sale (the “Offering”) a maximum of 38,500,000 shares of its common stock, $0.01 par value per share (the “Common Stock”), of which amount: (i) up to 3,500,000 shares of Common Stock are to be offered pursuant to the Company’s dividend reinvestment plan for a purchase price of $10.00 per share (the “DRIP Shares”); and (ii) up to 35,000,000 shares of Common Stock (the “Shares” and, together with the DRIP Shares, the “Offered Shares”) are to be issued and sold to the public on a “best efforts” basis through you as the managing dealer (the “Dealer Manager”) and the broker-dealers participating in the offering (the “Participating Dealer”) at an initial offering price of $10.00 per share (subject in certain circumstances to discounts based upon the volume of shares purchased), with an initial aggregate purchase price of up to $350,000,000 for the Shares. Terms not otherwise defined herein shall have the same meaning as in the Prospectus, as that term is defined below.

The Company is the sole general partner of Paladin Realty Income Properties, L.P., a Delaware limited partnership that serves as the Company’s operating partnership subsidiary (the “Operating Partnership”). Paladin Realty Advisors, LLC, a Delaware limited liability company, serves as the Company’s advisor pursuant to the terms of an Advisor Agreement dated                     , 2004 (the “Advisor”).

The Company, the Operating Partnership and the Advisor hereby jointly and severally agree with you, the Dealer Manager, as follows:

1. Representations and Warranties of the Company and the Operating Partnership

The Company and the Operating Partnership hereby represent and warrant to the Dealer Manager and each Participating Dealer with whom the Dealer Manager has entered into or will enter into a Participating Dealer Agreement in the form attached to this Dealer Manager Agreement (this “Agreement”) as Exhibit A that, as of the date hereof and at all times during the Offering Period, as that term is defined below (provided that, to the extent such representations and warranties and given only as of a specified date or dates, the Company and the Operating Partnership only make such representations and warranties as of such date or dates):

1.1 A registration statement on Form S-11 (No. 333-113863), including a preliminary prospectus, for the registration of the Offered Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Securities Act Regulations”) of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, and was initially filed with the Commission on or about March 23, 2004. The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof. As used in this Agreement, the term “Registration Statement” means such registration statement in the form in which it first becomes effective, except that, if the Company files a post-effective amendment to such registration statement, “Registration Statement” shall refer to such registration statement as so amended; the term “Effective Date” means the applicable date upon which the Registration Statement or any post effective amendment thereto is or was first declared effective by the Commission; the term “Prospectus” means the prospectus in the form constituting a part of the Registration Statement as well as in the form first filed with the Commission pursuant to Rule 424(b) after the Registration Statement becomes effective, except that the term “Prospectus” shall also include any amendments or supplements thereto; and the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the Commission. As of the date hereof, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission under the Securities Act.

1.2 The Registration Statement and the Prospectus, and any further amendments or supplements thereto, will, as of the applicable Effective or Filing Date, as the case may be, comply in all material respects with the Securities Act and the Securities Act Regulations; the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable Filing Date, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Company by the Dealer Manager or any Participating Dealer expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto.

1.3 The Company is a corporation duly organized and validly existing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

1.4 Each of the Company and the Operating Partnership has qualified to do business and is in good standing in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Company and the Operating Partnership taken as a whole (a “Material Adverse Effect”).

1.5 The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; as of the date hereof the Company is, and as of the Effective Time of the initial Registration Statement will be, the sole general partner of the Operating Partnership; this Agreement has been duly authorized, executed and delivered by the Operating Partnership and is a legal, valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

1.6 The Offered Shares conform in all material respects to the description of the Common Stock contained in the Registration Statement and the Prospectus. The authorized, issued and outstanding shares of Common Stock as of the date hereof are as set forth in the Prospectus under the caption “Description of Capital Stock.” As of the date hereof, all the issued and outstanding shares of Common Stock of the Company are fully paid and non-assessable. All offers and sales of the Common Stock prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. As of the date hereof, the Company does not own any interest in or control, directly or indirectly, any corporation, association or other entity except for the Operating Partnership. As of the date hereof, the Operating Partnership has not issued any security or other equity interest other than units of partnership interest (“Units”) other than as set forth in the Prospectus, none of such outstanding Units has been issued in violation of any preemptive right, and all of such outstanding Units have been issued by the Operating Partnership in compliance with applicable federal and state securities laws.

1.7 The Company is not in violation of its articles of incorporation or its bylaws and the execution and delivery of this Agreement, the issuance, sale and delivery of the Offered Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not violate the terms of or constitute a default under: (a) its articles of incorporation or bylaws; or (b) any indenture, mortgage, deed of trust, lease, or other material agreement to which the Company is a party or to which its properties are bound; or (c) any law, rule or regulation applicable to the Company; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.

1.8 The Operating Partnership is not in violation of its certificate of limited partnership or its partnership agreement and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Operating Partnership will not violate the terms of or constitute a default under: (a) its certificate of limited partnership or partnership agreement; or (b) any indenture, mortgage, deed of trust, lease, or other material agreement to which the Operating Partnership is a party or to which its properties are bound; or (c) any law, rule or regulation applicable to the Operating Partnership; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.

1.9 The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s intended method of operation, as set forth in the Prospectus, will enable it to meet the requirements for taxation as a real estate investment trust under the Code. The Operating Partnership will be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation.

1.10 Neither the Company nor the Operating Partnership is, and after giving effect to the sale of the Offered Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

1.11 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company or the Operating Partnership of this Agreement or the issuance and sale by the Company of the Offered Shares, except such as may be required under the Securities Act or applicable state securities laws.

1.12 There are no actions, suits or proceedings pending or, to the knowledge of the Company or the Operating Partnership, threatened against either the Company or the Operating Partnership at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would have a Material Adverse Effect.

1.13 The issuance and sale of the Offered Shares have been duly authorized by the Company, and, when issued and duly delivered against payment therefore as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered Shares by the Company are not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or bylaws of the Company or under any agreement to which the Company is a party or otherwise.

1.14 The Company has entered into an escrow agreement (the “Escrow Agreement”) with Deutsche Bank Trust Company Americas as escrow agent (the “Escrow Agent”), in the form included as an exhibit to the Registration Statement, which provides for the establishment of an escrow account into which subscribers’ funds will be deposited pursuant to the subscription procedures described in Section 13 below (the “Escrow Account”).

1.15 The financial statements of the Company included in the Registration Statement and the Prospectus present fairly the financial position of the Company, as of the date specified, in conformity with generally accepted accounting principles applied on a consistent basis and in conformity with Regulation S-X of the Commission. No other financial statements or schedules are required by Form S-11 or under the Securities Act Regulations to be included in the Registration Statement, the Prospectus or any preliminary prospectus.

1.16 KPMG LLP, or such other independent accounting firm that has audited and is reporting upon any financial statements included or to be included in the Registration Statement or the Prospectus or any amendments or supplements thereto, shall be as of the applicable Effective or Filing Date, and shall have been during the periods covered by their report included in the Registration Statement or the Prospectus or any amendments or supplements thereto, independent public accountants with respect to the Company within the meaning of the Securities Act and the Securities Act Regulations.

1.17 Since the respective dates as of which information is given in the Registration Statement and the Prospectus or any amendments or supplements thereto, there has not been any event or development which could reasonably be seen as having a Material Adverse Effect.

1.18 There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required. The agreements to which either the Company or the Operating Partnership is party which are described in the Registration Statement and the Prospectus are valid and enforceable in all material respects by the Company and/or the Operating Partnership except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies, and, to the best of the Company’s and the Operating Partnership’s knowledge, no party thereto is in breach or default under any of such agreements except where such breach or default would not have a Material Adverse Effect; each document incorporated by reference into the Registration Statement or the Prospectus complied, as of the date filed, in all material respects with the requirements as to form of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”).

1.19 Each of the Company and the Operating Partnership has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act and the Exchange Act Regulations is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Operating Partnership; and the Company and the Operating Partnership maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Company’s knowledge, neither the Company nor the Operating Partnership, nor any employee or agent thereof, has made any payment of funds of the Company or the Operating Partnership, as the case may be, or received or retained any funds, and no funds of the Company, or the Operating Partnership, as the case may be, have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation applicable to the Company or the Operating Partnership.

1.20 No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, security holders of the Company, the Operating Partnership, or their respective affiliates, on the other hand, which is required to be described in the Prospectus and which is not so described.

2. Covenants of the Company and the Operating Partnership

The Company and the Operating Partnership hereby jointly and severally covenant and agree with the Dealer Manager that:

2.1 The Company will: (a) use commercially reasonable efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible; (b) promptly advise the Dealer Manager (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, and (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective; (c) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the Commission or under the Securities Act; and (d) if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interest of the Company, use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.

2.2 In addition to and apart from the Prospectus, the Company intends to use printed sales literature or other materials prepared by the Advisor in connection with the Offering, which materials may consist of a brochure describing the Advisor and its affiliates and the objectives of the Company and may also contain pictures and summary descriptions of properties similar to those to be acquired by the Company that the Advisor or its affiliates have previously acquired. These materials may also include pictures and summary descriptions of properties similar to those to be acquired by the Company, as well as brochures, audiovisual materials and tape presentations highlighting and explaining various features of the Offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. The Company also may use business reply cards, introductory letters and seminar invitation forms that would be sent to Participating Dealers and prospective investors. Such printed sales literature or other materials prepared by the Advisor, provided that the use of said sales literature and other materials has been approved for use by the Company in writing and all appropriate regulatory agencies, are referred to hereinafter as the “Authorized Sales Materials.”

2.3 The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. The Company will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of the Offered Shares of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; and (b) the Authorized Sales Materials.

2.4 The Company will use its commercially reasonable efforts to qualify the Offered Shares for offering and sale under, or to establish the exemption of the offering and sale of the Offered Shares from qualification or registration under, the applicable state securities or “blue sky” laws of each jurisdiction designated in Exhibit B hereto (the “Qualified Jurisdictions”) and to maintain such qualifications or exemptions in effect throughout the Offering. In connection therewith, the Company will prepare and file all such post-sales filings or reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Offered Shares have been sold, provided that the Dealer Manager shall have provided the Company with any information required for such filings or reports that is in the Dealer Manager’s possession. Simultaneously with the execution and delivery of this Agreement, the Company is causing to be delivered to the Dealer Manager a preliminary survey relating to the state securities or “blue sky” laws of the Qualified Jurisdictions and advising of the “blue sky” action, if any, which was taken in each such jurisdiction so as to permit the offer and sale of the Offered Shares, and the Company will cause updates of such survey to be prepared and delivered to the Dealer Manager promptly following each date of: (a) the effectiveness of qualification or exemption of Offered Shares in any additional jurisdiction in which the offering and sale of Offered Shares has been authorized by appropriate state regulatory authorities; and (b) a change in the status of the qualification or exemption of the Offered Shares in any jurisdiction in any respect. It is understood that such surveys shall not constitute opinions of law, and such surveys may be based upon an examination of the statutes and regulations, if any, of such jurisdictions as set forth in the latest unofficial compilations and upon communications with authorities administering such laws in certain instances. The Company will cause the Dealer Manager to receive telephonic advice of the effectiveness of each qualification or exemption of the Offered Shares immediately thereafter. The Company will file and obtain clearance of the Authorized Sales Material to the extent required by applicable state securities laws. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

2.5 If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of the Company, the Prospectus would include an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and the Dealer Manager and the Participating Dealers shall suspend the offering and sale of the Offered Shares in accordance with Section 4.4 hereof until such time as the Company, in its sole discretion (a) instructs the Dealer Manager to resume the offering and sale of the Offered Shares and (b) has prepared any required supplemental or amended prospectus as shall be necessary to correct such statement or omission and to comply with the requirements of Section 10 of the Securities Act.

2.6 The Company intends to satisfy the requirements of the Code for qualification of the Company as a real estate investment trust. The Company will elect to be treated as a real estate investment trust under the Code at such time as it so qualifies and will direct the investment of the proceeds of the offering of the Offered Shares in such a manner, and will exercise reasonable diligence to operate the business of the Company, so as to comply with such requirements.

2.7 The Company will apply the proceeds from the sale of the Offered Shares as stated in the Prospectus.

2.8 The Company will engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.

2.9 The Company will make generally available to its security holders and deliver to the Dealer Manager as soon as practicable, but in any event not later than 45 days after the end of the fiscal quarter first occurring after the first anniversary of the Effective Date of the Registration Statement (unless such fiscal quarter is the last fiscal quarter of the Company’s fiscal year, in which case such earnings statement shall be delivered no later than 90 days after the fiscal quarter first occurring after the first anniversary of the Effective Date of the Registration Statement) an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning after the Effective Date of the Registration Statement. For purposes of this Section 2.10, the term “Effective Date” shall have the meaning ascribed thereto pursuant to Rule 158(c) and include the effective date of the last post-effective amendment to the Registration Statement next preceding a sale of Offered Shares.

2.10 The parties hereto acknowledge and agree that the Advisor may, from time to time, employ and compensate persons to assist in the marketing of the Offered Shares (the “Related Persons”); provided, however, that:(a) the employment of such Related Persons shall be approved in advance by the Dealer Manager, in its sole discretion; (b) the employment of each such Related Persons by the Advisor shall be conditioned upon the existence of a written associated person agreement between such Related Person and the Dealer Manager; (c) the Advisor shall not, without the prior written consent of the Dealer Manager, which consent may be withheld in its sole discretion, pay compensation and benefits to all such Related Persons which, in the aggregate, have a value exceeding $700,000 on an annualized basis; and (d) the Dealer Manager shall periodically reimburse the Advisor for the amount of compensation and benefits paid by the Advisor to such Related Persons. The parties hereby acknowledge and agree that Patrick Allen and Gerald Boucher shall become Related Persons within the meaning of this Section 2.10.

3. Payment of Expenses and Fees.

3.1 The Company agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Participating Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors; (d) the qualification of the Offered Shares for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Company shall designate as appropriate and the determination of their eligibility for investment under state law as aforesaid and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Dealer Manager; (e) filing for review of the public offering of the Offered Shares by the National Association of Securities Dealers, Inc. (the “NASD”) (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (f) the fees and expenses of any transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of the Company’s employees in making road show presentations with respect to the offering of the Offered Shares; and (h) the performance of the Company’s other obligations hereunder.

3.2 In addition, the Company shall reimburse the Dealer Manager as provided in the Prospectus for certain costs and expenses incident to the Offering, to the extent permitted pursuant to prevailing rules and regulations of the NASD, including expenses, fees and taxes incurred in connection with: (a) legal counsel to the Dealer Manager, including fees and expenses incurred prior to the Effective Date; (b) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Offering; (c) attendance at broker-dealer sponsored conferences, educational conferences sponsored by the Company, and public conferences and seminars; and (c) customary promotional items; provided, however, that, no costs and expenses shall be reimbursed by the Company pursuant to this Section 3.2 which would cause the total underwriting compensation paid in connection with the Offering to exceed 10% of the gross proceeds from the sale of the Offered Shares, excluding reimbursement of bona fide due diligence expenses as provided under Section 3.3.

3.3 In addition to reimbursement as provided under Section 3.2, the Company shall also reimburse the Dealer Manager for due diligence expenses of up to 0.5% of gross proceeds from the sale of the Offered Shares for bona fide due diligence expenses incurred by the Dealer Manager or any Participating Dealer. The Company shall have the right to require that the Dealer Manager or any Participating Dealer provide a detailed and itemized invoice for any such due diligence expenses.

4. Obligations and Compensation of Dealer Manager

The Dealer Manager hereby represents and warrants to, and covenants and agrees with the Company and the Operating Partnership (provided that, to the extent representations and warranties are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates) as follows:

4.1 The Company hereby appoints the Dealer Manager as its exclusive agent and distributor during the period commencing with the Effective Date and ending on the Offering Termination Date (the “Offering Period”) to solicit and to cause Participating Dealers to solicit subscriptions for the Offered Shares at the subscription price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus and the Subscription Agreement, and the Dealer Manager agrees to use its best efforts to procure subscribers for the Offered Shares during the Offering Period. The Offering Period will terminate on a date on or before two years from the date of the initial Prospectus filed pursuant to Rule 424(b), subject to the Company’s right to terminate the Offering at any time and provided that the Offering will terminate on the date that is one year from the date of such initial Prospectus if the Minimum Offering has not been sold by such date (the “Offering Termination Date”). The Offered Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and, at the Dealer Manager’s sole option, by any Participating Dealers whom the Dealer Manager may retain, each of which shall be members of the NASD in good standing, pursuant to an executed Dealer Agreement with such Participating Dealer. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. The Dealer Manager represents to the Company that (i) it is a member of the NASD in good standings, (ii) it and its employees and representatives have all required licenses and registrations to act under this Agreement and (iii) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable NASD rules, Commission rules and regulations and the USA PATRIOT Act of 2001, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Shares.

4.2 With respect to its participation and the participation by each Participating Dealer in the offer and sale of the Offered Shares (including, without limitation any resales and transfers of Offered Shares), the Dealer Manager agrees, and, by virtue of entering into the Dealer Agreement, each Participating Dealer shall have agreed, to comply and shall comply with any applicable requirements of the Securities Act and the Exchange Act, and the applicable state securities or blue sky laws, and the Rules of the NASD, specifically including, but not in any way limited to, Rules 2340, 2420, 2730, 2740, and 2750 therein. The Dealer Manager agrees, and each Participating Dealer shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Participating Dealer’s participation in any resales or transfers of the Offered Shares. In addition, the Dealer Manager agrees, and each Participating Dealer shall have agreed, that should it or they assist with the resale or transfer of the Offered Shares, it and each Participating Dealer will fulfill the obligations pursuant to Sections 3(b) and 4(d) of Rule 2810 of the Rules of the NASD.

4.3 [Reserved.]

4.4 Promptly after the Effective Time of the initial Registration Statement, the Dealer Manager and the Participating Dealers shall commence the offering of the Offered Shares. The Dealer Manager shall cause the Offered Shares to be offered and sold only in the Qualified Jurisdictions, and in such additional jurisdictions as may be added thereto in which the offering and sale of Offered Shares has been authorized by appropriate state regulatory authorities. No Offered Shares shall be offered or sold for the account of the Company in any other states. The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Offered Shares only the Prospectus and the Authorized Sales Materials. The Dealer Manager represents and warrants to the Company that it will not use any sales literature not authorized and approved by the Company or use any “broker-dealer use only” materials with members of the public in connection with offers or sales or the Offered Shares. The Dealer Manager agrees, and the Participating Dealers will each agree, to suspend or terminate offering and sale of the Offered Shares upon request of the Company at any time and to resume offering and sale of the Offered Shares upon subsequent request of the Company.

4.5 In consideration for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager (a) a dealer manager fee in the amount of 2.5% of the gross proceeds from the sale of the Shares, excluding DRIP Shares (the “Dealer Manager Fee”), which Dealer Manager Fee may be reallowed in whole or in part to the Participating Dealer who sold the Shares giving rise to such fee (as described more fully in the Dealer Agreement entered into with such Participating Dealer), which reallowance, if any, shall be determined by the Dealer Manager in its discretion based on factors including, but not limited to, the extent to which similar fees are reallowed to participating broker-dealers in similar offerings being conducted during the Offering Period and (b) except as provided in the “Plan of Distribution” section of the Prospectus concerning discounts based upon the volume of Offered Shares purchased, selling commissions in the amount of 7% of the gross proceeds of the Shares sold and 4.0% of the DRIP Shares sold, which commissions may be reallowed in whole or in part to the Participating Dealer who sold the Offered Shares giving rise to such commissions, as described more fully in the Dealer Agreement entered into with such Participating Dealer; provided, however, that no commissions under clause (b) shall be payable in respect of the purchase of Offered Shares by a Participating Dealer (or such Participating Dealer’s registered representative), in its individual capacity, or by a retirement plan of such Participating Dealer (or such Participating Dealer’s registered representative), or by an officer, director or employee of the Company, the Advisor or their respective affiliates; provided further, however, that no commissions, payments or amount whatsoever will be paid to the Dealer Manager under this Section 4.5 unless or until subscriptions for Shares resulting in gross proceeds of $2,000,000 after giving effect to any volume discounts (excluding any Shares subscribed for by the Company’s executive officers and directors, the Advisor and its affiliates and the Dealer Manager) shall have been accepted by the Company (the “Minimum Offering”).

4.6 The Company will not be liable or responsible to any Participating Dealer for direct payment of commissions or the Dealer Manager Fee to such Participating Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or the Dealer Manager Fee to Participating Dealers. Notwithstanding the above, at the discretion of the Dealer Manager, the Company, either directly or through the Escrow Agent, may act as agent of the Dealer Manager by making direct payment of commissions or the Dealer Manager Fee to such Participating Dealers without incurring any liability therefor. The Dealer Manager Fee and all selling commissions payable to the Dealer Manager with respect to any Offered Shares sold will be paid or offered substantially concurrently with the acceptance of subscribers for such Offered Shares as stockholders by the Company.

4.7 If this Agreement shall be terminated by the Dealer Manager prior to the Offering Termination Date pursuant to the first sentence of Section 11.1, for a period from the date of termination through the earlier of (a) the date that is one (1) year from the date of termination and (b) the date that is two (2) years from the Effective Date of the initial Registration Statement, the Dealer Manager shall be paid: (a) the Dealer Manager Fee provided in Section 4.5(a) with respect to any Offered Shares which are sold through broker-dealers, or to prospective purchasers, listed on the Termination List (as defined in Section 11.2); and (b) the selling commissions provided in Sections 4.5(b) with respect to any Offered Shares which are sold to prospective purchasers listed on the Termination List.

4.8 The Dealer Manager represents and warrants to the Company, the Operating Partnership and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

4.9 The Dealer Manager represents and warrants to the Company and the Operating Partnership that it will not represent or imply that the Escrow Agent has investigated the desirability or advisability of investment in the Company, or has approved, endorsed or passed upon the merits of the Offered Shares or the Company, nor will the Dealer Manager use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Offered Shares other than by acknowledgment that it has agreed to serve as escrow agent.

5. Indemnification

5.1 The Company and the Operating Partnership, jointly and severally, will indemnify, defend and hold harmless the Participating Dealers and the Dealer Manager, their officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls such Participating Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Participating Dealers or Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by either the Company or the Operating Partnership, any material breach of a covenant contained herein by either the Company or the Operating Partnership, or any material failure by either the Company or the Operating Partnership to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, or (b) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Offered Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company or the Operating Partnership under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make the statements therein not misleading, and the Company and the Operating Partnership will reimburse each Participating Dealer or Dealer Manager, its officers and each such controlling person for any legal or other expenses reasonably incurred by such Participating Dealer or Dealer Manager, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company or the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Company or the Operating Partnership by the Dealer Manager or (y) to the Company, the Operating Partnership or Dealer Manager by or on behalf of any Participating Dealer expressly for use in the Registration Statement or any such post-effective amendment thereof, or the Prospectus or any such amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which either the Company or the Operating Partnership may otherwise have.

Notwithstanding the foregoing, as required by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”), the indemnification and agreement to hold harmless provided in this Section 5.1 is further limited to the extent that no such indemnification by the Company or the Operating Partnership of a Participating Dealer or the Dealer Manager, their officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls such Participating Dealer or the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

5.2 The Dealer Manager will indemnify, defend and hold harmless the Company and the Operating Partnership, their officers and directors, each person who has signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager, or any material failure by the

Dealer Manager to perform its obligations hereunder or (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make the statements therein not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto, or (c) any use of sales literature by the Dealer Manager not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public concerning the Offered Shares by the Dealer Manager, or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, or (e) any material violation by the Dealer Manager of this Agreement, or (f) any failure by the Dealer Manager to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable NASD Rules, Commission rules and regulations (“Commission Rules”) and the USA PATRIOT Act of 2001, or (g) any other failure by the Dealer Manager to comply with applicable NASD or Commission Rules. The Dealer Manager will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

5.3 Each Participating Dealer severally will indemnify and hold harmless the Company, the Operating Partnership, the Dealer Manager, their respective officers and directors, each person who signs the Registration Statement, and each person, if any, who controls the Company, the Operating Partnership or the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities to which the Company, the Operating Partnership, the Dealer Manager, or any such director or officer, person who signed the Registration Statement or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty by the Participating Dealer, any material breach of a covenant by the Participating Dealer, or any material failure by the Participating Dealer to perform its obligations hereunder or under the Dealer Agreement, or (b) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make statements therein not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership or the Dealer Manager by the

Participating Dealer specifically for use with reference to the Participating Dealer in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto, or (d) any use of sales literature by the Participating Dealer not authorized or approved by the Company or use of “broker-dealer use only” materials with members of the public concerning the Offered Shares by such Participating Dealer or Participating Dealer’s representatives or agents, or (e) any untrue statement made by such Participating Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, or (f) any failure by the Participating Dealer to comply with Section VII or Section X or any other material violation of the Dealer Agreement, or (f) any failure of the Participating Dealer to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable NASD Rules, Commission Rules and the USA PATRIOT Act of 2001, or (g) any other failure by the Participating Dealer to comply with applicable NASD or Commission Rules. Each Participating Dealer will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Participating Dealer may otherwise have.

5.4 Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, notify in writing the indemnifying party of the commencement thereof and the omission to so notify the indemnifying party will relieve such indemnifying party from any liability under this Section 5 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 5.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

5.5 The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

5.6 The indemnity agreements contained in this Section 5 shall remain operative and in full force and effect regardless of: (a) any investigation made by or on behalf of any Participating Dealer, or any person controlling any Participating Dealer or by or on behalf of the Company, the Operating Partnership, the Dealer Manager or any officer or director thereof, or by or on behalf of the Company or the Dealer Manager; (b) delivery of any Offered Shares and payment therefor; and (c) any termination of this Agreement or any Dealer Agreement. A successor of any Participating Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 5.

6. Survival of Provisions

The respective agreements, representations and warranties of the Company, the Operating Partnership, and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until the Offering Termination Date regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Participating Dealer or any person controlling the Dealer Manager or any Participating Dealer or by or on behalf of the Company, the Operating Partnership or any person controlling the Company; and (b) the delivery of payment for the Offered Shares. Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 5, 6, 7, 9, 10, 11 and 14, all of which will survive the termination of this Agreement.

7. Applicable Law; Venue

This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of California; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in Los Angeles, California.

8. Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

9. Entire Agreement

This Agreement and the Exhibits attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering, including that certain Letter Agreement dated July 24, 2003, by and between the Dealer Manager and Paladin Realty Partners, LLC.

10. Successors and Amendment

10.1 This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and the Operating Partnership and their respective successors and permitted assigns and shall inure to the benefit of the Participating Dealers to the extent set forth in Sections 1 and 5 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

10.2 This Agreement may be amended only by the written agreement of the Dealer Manager, the Company and the Operating Partnership.

10.3 Neither the Company or Operating Partnership, nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Company and the Operating Partnership, acting together, on the other hand.

11. Term and Termination

11.1 This Agreement may be terminated by the Dealer Manager, on the one hand, or the Company and the Operating Partnership acting together, or the other, in the event that (a) the Company or the Operating Partnership, on the one hand, or the Dealer Manager, on the other, shall have materially failed to comply with any of the material provisions of this Agreement or (b) the Company or the Operating Partnership, on the one hand, or the Dealer Manager, on the other, materially breaches any of its representations and warranties contained in this Agreement and, in the case of the Company or the Operating Partnership, such breach or breaches, individually or in the aggregate, would have a Material Adverse Effect; provided, however, that no party may terminate this Agreement under this sentence unless such failure(s) or breach(es) under clause (a) or (b) above is or are not cured within thirty (30) days after such party has delivered notice of intent to terminate under this Section 11.1. In any case, this Agreement shall expire at the close of business on the Offering Termination Date.

11.2 The Dealer Manager, upon the expiration or termination of this Agreement, shall (i) promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Offered Shares into the appropriate escrow account, (ii) promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies, (iii) provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering (the “Termination List”), and (iv) notify Participating Dealers of such termination. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

11.3 Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Section 5 at such time as such compensation becomes payable, including compensation which becomes payable after termination pursuant to Section 4.7.

12. Confirmation

The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Offered Shares all orders for purchase of Offered Shares accepted by the Company. Such confirmations will comply with the rules of the Commission and the NASD, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

13. Submission of Orders

Each person desiring to purchase Offered Shares in the Offering will be required to complete and execute a Subscription Agreement in the form attached as an Appendix to the Prospectus and to deliver to the Dealer Manager or Participating Dealer, as the case may be, such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as an “instrument of payment”) in the amount of $10 per Offered Share, or such discounted purchase price per Offered Share that may apply based upon the volume of Offered Shares purchased pursuant to the schedule of discounts and procedures specified in the Prospectus. There shall be a minimum purchase by any one person of 100 Offered Shares (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Company to the Dealer Manager). The Dealer Manager or any Participating Dealer receiving a Subscription Agreement and instrument of payment not conforming to the foregoing instructions shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the second business day following receipt by the Dealer Manager or Participating Dealer of such materials. Subscription Agreements and instruments of payment received by the Dealer Manager or Participating Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(a) where, pursuant to the internal supervisory procedures of the Dealer Manager or Participating Dealer, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, then, by the end of the next business day following receipt by the Dealer Manager or Participating Dealer, the Dealer Manager or Participating Dealer will transmit the Subscription Agreements to the Escrow Agent and shall effect a wire transfer in immediately available federal funds from the Dealer Manager or the Participating Dealer to the Escrow Agent using the wire transfer instructions attached hereto as Exhibit C or such other wiring instructions as the Company may provide the Dealer Manager from time to time (the “Wire Transfer Instructions”) of the subscribers’ subscription funds represented by the instructions of payment received by the Dealer Manager or Participating Dealer (it being understood that the Dealer Manger or Participating Dealer will transmit all subscription funds to the Escrow Agent by wire transfer regardless of the form of the instruction of payment received by the Dealer Manager Participating Dealer and that such wire transfer shall specify the subscriber(s) that it benefits); and

(b) where, pursuant to the internal supervisory procedures of the Dealer Manager or Participating Dealer, final internal supervisory review is conducted at a different location (the “Final Review Office”), Subscription Agreements and instruments of payment will be transmitted by the Dealer Manager or Participating Dealer to the Final Review Office by the end of the next business day following receipt by the Dealer Manager or Participating Dealer. The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements to the Escrow Agent and shall effect a wire transfer in immediately available federal funds from the Dealer Manager or Participating Dealer to the Escrow Agent using the Wire Transfer Instructions of the subscribers’ subscription funds represented by the instructions of payment received by the Dealer Manager or Participating Dealer (it being understood that the Dealer Manager or Participating Dealer will transmit all subscription funds to the Escrow Agent by wire transfer regardless of the form of the instruction of payment received by the Dealer Manager or Participating Dealer and that such wire transfer shall specify the subscriber(s) that it benefits).

Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Dealer Manager or the Participating Dealer, as the case may be, shall cause the custodian of such account to deliver a completed Subscription Agreement for such account directly to the Escrow Agent and to effect a wire transfer of such account’s subscription funds in immediately available federal funds to the Escrow Agent using the Wire Transfer Instructions. The Dealer Manager or the Participating Dealer shall furnish to the Escrow Agent with each delivery of instruments of payment a list of the subscribers showing the name, address, tax identification number, state of residence, amount of Offered Shares subscribed for, and the amount of money paid.

14. Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile, or (d) on the fifth business day after deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Company:	Paladin Realty Income Properties, Inc.
10880 Wilshire Boulevard
Suite 1400
Los Angeles, CA 90024
Facsimile: 310-996-8708
Attention: Michael B. Lenard

If to the Operating Partnership:	Paladin Realty Income Properties, Inc., General Partner
10880 Wilshire Boulevard
Suite 1400
Los Angeles, CA 90024
Facsimile: 310-996-8708
Attention: Michael B. Lenard

If to the Dealer Manager:	Prospect Financial Advisors, LLC
11355 West Olympic Boulevard
Suite 220
Los Angeles, CA 90064
Facsimile: 310-479-7736
Attention: Scott Wendelin

If to the Advisor:	Paladin Realty Advisors, LLC,
10880 Wilshire Boulevard
Suite 1400
Los Angeles, CA 90024
Facsimile: 310-575-4558
Attention: Michael B. Lenard

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 14.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

“COMPANY”

PALADIN REALTY INCOME PROPERTIES, INC.

By:
Name:
Title:

“OPERATING PARTNERSHIP”

PALADIN REALTY INCOME PROPERTIES, L.P.

By:
Name:
Title:

“ADVISOR”

PALADIN REALTY ADVISORS, LLC

By:
Name:
Title:

Accepted and agreed as of the date first above written:

“DEALER MANAGER”

PROSPECT FINANCIAL ADVISORS, LLC

By:
Name:
Title:

EXHIBIT A

PALADIN REALTY INCOME PROPERTIES, INC.

Up to 38,500,000 Shares of Common Stock, par value $0.01/$385,000,000

FORM OF PARTICIPATING DEALER AGREEMENT

Ladies and Gentlemen:

Prospect Financial Advisors, LLC, as the dealer manager (“Dealer Manager”) for Paladin Realty Income Properties, Inc., a Maryland corporation (the “Company”), invites you (“Participating Dealer”) to participate in the distribution, on a best efforts basis, of shares of common stock, par value $0.01 (the “Common Stock” of which amount: (i) up to 3,500,000 shares of Common Stock are being offered pursuant to the Company’s dividend reinvestment plan for a purchase price of $10.00 per share (the “DRIP Shares”); and (ii) up to 35,000,000 shares of Common Stock (the “Offered Shares” and together with the DRIP Shares, the “Shares”)), of the Company subject to the following terms:

I. Dealer Manager Agreement

The Dealer Manager has entered into an agreement with the Company and the Operating Partnership called the Dealer Manager Agreement dated                     , 2004, in the form attached hereto as Exhibit A (the “Dealer Manager Agreement”). By your acceptance of this Participating Dealer Agreement (this “Agreement”), you will become one of the Participating Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the provisions contained in the Dealer Manager Agreement, including the provisions of the Dealer Manager Agreement wherein the Participating Dealers severally agree to indemnify and hold harmless the Company, the Operating Partnership, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company and the Dealer Manager within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as otherwise set forth herein, capitalized terms used and not otherwise defined herein shall have the meanings given them in the Dealer Manager Agreement. The Shares are offered solely through broker-dealers who are members in good standing of the National Association of Securities Dealers, Inc. (“NASD”).

Participating Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Participating Dealer an employee, agent, representative or partner of the Dealer Manager, the Company or the Operating Partnership, and Participating Dealer is not authorized to act for the Dealer Manager, the Company or the Operating Partnership or to make any representations on their behalf except as set forth in the Prospectus and any Authorized Sales Materials.

II. Submission of Orders

Each person desiring to purchase Shares in the Offering will be required to complete and execute a Subscription Agreement in the form attached as an Appendix to the Prospectus and to deliver to Participating Dealer such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as an “instrument of payment”) in the amount of $10 per Share, or such discounted purchase price per Share that may apply based upon the volume of Shares purchased pursuant to the schedule of discounts and procedures specified in the Prospectus. There shall be a minimum purchase by any one person of 100 Shares (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Company to the Dealer Manager). Any Subscription Agreement and instrument of payment not conforming to the foregoing instructions shall be returned to such subscriber not later than the end of the second business day following receipt by Participating Dealer of such materials. Subscription Agreements and instruments of payment received by the Participating Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(a) where, pursuant to Participating Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, then, by the end of the next business day following receipt by Participating Dealer Participating Dealer will transmit the Subscription Agreements to the Escrow Agent (as defined below) and shall effect a wire transfer in immediately available federal funds from Participating Dealer to the Escrow Agent using the wire transfer instructions attached hereto or such other wiring instructions as the Dealer Manager may provide Participating Dealer from time to time (the “Wire Transfer Instructions”) of the subscribers’ subscription funds represented by the instructions of payment received by Participating Dealer (it being understood that Participating Dealer will transmit all subscription funds to the Escrow Agent by wire transfer regardless of the form of the instruction of payment received by Participating Dealer and that such wire transfer shall specify the subscriber(s) that it benefits); and

(b) where, pursuant to Participating Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location (the “Final Review Office”); Subscription Agreements and instruments of payment will be transmitted by Participating Dealer to the Final Review Office by the end of the next business day following receipt by Participating Dealer. The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements to the Escrow Agent and shall effect a wire transfer in immediately available federal funds from Participating Dealer to the Escrow Agent using Wire Transfer Instructions of the subscribers’ subscription funds represented by the instructions of payment received by Participating Dealer (it being understood that Participating Dealer will transmit all subscription funds to the Escrow Agent by wire transfer regardless of the form of the instruction of payment received by Participating Dealer and that such wire transfer shall specify the subscriber(s) that it benefits).

It being understood that the Company reserves the unconditional right to reject any order for any or no reason.

Notwithstanding the foregoing, with respect to any Shares to be purchased by a custodial account, the Participating Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement for such account directly to the Escrow Agent and to effect a wire transfer of such account’s subscription funds in immediately available federal funds to the Escrow Agent using the Wire Transfer Instructions. The Participating Dealer shall furnish to the Escrow Agent with each delivery of instruments of payment a list of the subscribers showing the name, address, tax identification number, state of residence, amount of Shares subscribed for, and the amount of money paid.

Participating Dealer hereby agrees to be bound by the terms of the Escrow Agreement, dated             , 2004 (the “Escrow Agreement”), by and among Deutsche Bank Trust Company Americas, as escrow agent (the “Escrow Agent”), and the Company.

III. Pricing

Except for volume discounts described in or as otherwise provided in the “Plan of Distribution” Section of the Prospectus, Shares shall be offered to the public at an initial offering price of $10.00 per Share payable in cash. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to Participating Dealer by the Company or Dealer Manager, a minimum initial purchase of 100 Shares is required. Except as otherwise indicated in the Prospectus, additional investments may be made in cash in minimal increments of at least three (3) Shares. The Shares are nonassessable. Participating Dealer hereby agrees to place any order for the full purchase price except as otherwise provided in the Prospectus for volume discounts based upon the number of Shares purchased by a subscriber through Participating Dealer.

IV. Participating Dealers’ Commissions

Except for volume discounts described in or as otherwise provided in the “Plan of Distribution” Section of the Prospectus, Participating Dealer’s selling commission applicable to the total public offering price of Shares sold by Participating Dealer which it is authorized to sell hereunder is 7% of the gross proceeds of Offered Shares and 4.0% of the DRIP Shares sold by it and accepted and confirmed by the Company, which commission will be paid by the Dealer Manager. For these purposes, a “sale of Shares” shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. Participating Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company. Participating Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith. In addition, as set forth in the Prospectus, the Dealer Manager in its sole discretion may reallow to a Participating Dealer a portion of the Dealer Manager Fee to a Participating Dealer as marketing fees or to defray other distribution-related expenses. Such reallowance shall be contained in Schedule 1 to this Agreement.

Participating Dealer acknowledges and agrees that no commissions, payments or amount whatsoever will be paid to Participating Dealer unless or until subscriptions for at least the Minimum Offering. Subscriber funds held in escrow pending the satisfaction of the Minimum Offering will be returned to the investors in accordance with the Prospectus if the Minimum Offering is not obtained. Participating Dealer further acknowledges and agrees that (i) no Dealer Manager Fee will be paid in respect of the sale of DRIP Shares and (ii) no commissions, payments or amount whatsoever will be paid to Participating Dealer in respect of the purchase of Shares by a Participating Dealer (or its registered representative), in its individual capacity, or by a retirement plan of such Participating Dealer (or its registered representative), or by an officer, director or employee of the Company, the Advisor or their respective affiliates.

The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that Participating Dealer’s interest in the offering is limited to such commission from the Dealer Manager and Participating Dealer’s indemnity referred to in Section 5 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such commission to Participating Dealer. In addition, as set forth in the Prospectus, the Dealer Manager may reimburse Participating Dealers up to 0.5% of gross proceeds for the Shares for bona fide due diligence expenses incurred by such Participating Dealers. The Dealer Manager shall have the right to require that any Participating Dealer provide a detailed and itemized invoice for any such due diligence expenses.

V. Payment

Payments of selling commissions will be made by the Dealer Manager (or by the Company as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to Participating Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Company.

VI. Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order for any or no reason. Orders not accompanied by a Subscription Agreement and executed signature page thereto and the required instrument of payment in payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any instrument of payment is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, Participating Dealer agrees to return to the Dealer Manager any commission or Dealer Manager Fee theretofore paid with respect to such order, and, if Participating Dealer fails to so return any such commission or Dealer Manager, the Dealer Manager shall have the right to offset amounts owed against future commissions or Dealer Manager Fee due and otherwise payable to Participating Dealer.

VII. Prospectus and Authorized Sales Materials

Participating Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Shares except as set forth in the Prospectus and the Authorized Sales Materials. The Dealer Manager will supply Participating Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors, and Participating Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor. Participating Dealer agrees that it will not send or give any supplements to the Prospectus, any amended Prospectus or any Authorized Sales Materials to that investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all supplements thereto and any amended Prospectus with such Prospectus supplement, amended Prospectus or Authorized Sales Materials. Participating Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Shares to members of the public. Participating Dealer agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Company other than the Prospectus and the Authorized Sales Materials. Participating Dealer agrees to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, Participating Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the Effective Date of the Registration Statement or such longer period as may be required by the Exchange Act. Participating Dealer agrees to comply with all the applicable requirements under the Securities Act and the Exchange Act in offering and selling Shares. Notwithstanding the termination of this Agreement or the payment of any amount to Participating Dealer, Participating Dealer agrees to pay Participating Dealer’s proportionate share of any claim, demand or liability asserted against Participating Dealer and the other Participating Dealers on the basis that the Participating Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case Participating Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

VIII. License and Association Membership

Participating Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Participating Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under Federal and state securities laws and regulations and in all states where it offers or sells Shares, and that it is a member in good standing of the NASD. This Agreement shall automatically terminate if Participating Dealer ceases to be a member in good standing of such association, or in the case of a foreign dealer, so to conform. Participating Dealer agrees to notify the Dealer Manager immediately if Participating Dealer ceases to be a member in good standing, or in the case of a foreign dealer, so to conform. The Dealer Manager also hereby agrees to abide by the Rules of Fair Practice of the NASD and to comply with Rules 2340, 2420, 2730, 2740 and 2750 of the NASD Conduct Rules.

IX. Anti-Money Laundering Compliance Programs

Participating Dealer’s acceptance of this Dealer Agreement constitutes a representation to the Company and the Dealer Manager that Participating Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable NASD Rules, Securities and Exchange Commission Rules (the “Commission Rules”) and the USA PATRIOT Act, specifically including, but not limited to, Section 352 of the Money Laundering Abatement Act (collectively, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares. Upon request by the Dealer Manager at any time, Participating Dealer hereby agrees to (i) furnish a copy of its AML Program to the Dealer Manager for review, (ii) furnish a copy of the findings and any remedial actions taken in connection with Participating Dealer’s most recent independent testing of its AML Program. Participating Dealer hereby represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act and such Participating Dealer hereby covenants to remain in compliance with such requirements and shall, upon request by the Dealer Manager, provide a certification to Dealer Manager that, as of the date of such certification (i) its AML Program is consistent with the AML Rules, (ii) it has continued to implement its AML Program, and (iii) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act.

X. Limitation of Offer; Suitability

Participating Dealer will offer Shares only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, Participating Dealer will comply with the provisions of the Rules of Fair Practice set forth in the NASD Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc.

Participating Dealer further represents, warrants and covenants that neither Participating Dealer, nor any person associated with Participating Dealer, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (1) applicable provisions of the Prospectus; (2) applicable laws of the jurisdiction of which such investor is a resident; or (3) applicable NASD Conduct Rules. Participating Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, Participating Dealer, or a person associated with Participating Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period provided in such Rules) concerning his age, investment objectives, other investments, financial situation and needs, and any other information known to Participating Dealer, or person associated with Participating Dealer, that (A) the investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Company, (B) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in Shares in the amount proposed, including loss, and lack of liquidity of such investment, and (C) an investment in Shares is otherwise suitable for such investor. Participating Dealer further represents, warrants and covenants that Participating Dealer, or a person associated with Participating Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by Participating Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Participating Dealer agrees to retain such documents and records in Participating Dealer’s records for a period of six years from the date of the applicable sale of Shares, to otherwise comply with the record keeping requirements provided in Section XII below and to make such documents and records available to (i) the Dealer Manager and the Company upon request, and (ii) to representatives of the Commission, NASD and applicable state securities administrators upon Participating Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. Participating Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Participating Dealer’s customer and his or her signature on a Subscription Agreement.

XI. Due Diligence; Adequate Disclosure

Prior to offering the Shares for sale, Participating Dealer shall have conducted an inquiry such that Participating Dealer has reasonable grounds to believe, based on information made available to Participating Dealer by the Company or the Dealer Manager through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, Participating Dealer may obtain, upon request, information on material facts relating at a minimum to the following: (1) items of compensation; (2) physical properties; (3) tax aspects; (4) financial stability and experience of the Company and its advisor;

(5) conflicts and risk factors; and (6) appraisals and other pertinent reports. Notwithstanding the foregoing, Participating Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose or another Participating Dealer, provided that: (1) such Participating Dealer has reasonable grounds to believe that such inquiry was conducted with due care by said independent third party or such other Participating Dealer; (2) the results of the inquiry were provided to Participating Dealer with the consent of the other Participating Dealer conducting or directing the inquiry; and (3) no Participating Dealer that participated in the inquiry is an affiliate of the Company. Prior to the sale of the Shares, Participating Dealer shall inform each prospective purchaser of Shares of pertinent facts relating to the Shares including specifically the lack of liquidity and lack of marketability of the Shares during the term of the investment.

XII. Compliance with Record Keeping Requirements

Participating Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Participating Dealer further agrees to keep such records with respect to each customer who purchases Shares, his suitability and the amount of Shares sold and to retain such records for such period of time as may be required by the Commission, any state securities commission, the NASD or the Company.

XIII. Customer Complaints

Each party hereby agrees to provide to the other party copies of any written or otherwise documented customer complaints received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by the Dealer Manager or the Participating Dealer), the Shares or the Company.

XIV. Termination

Participating Dealer will immediately suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement and the exhibits and schedules hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to Participating Dealer, and any such amendment shall be deemed accepted by Participating Dealer upon placing an order for sale of Shares after he has received such notice.

XV. Privacy Laws

The Dealer Manager and Participating Dealer (each referred to individually in this section as “party”) agree as follows:

(a) Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”), (ii) the privacy standards and requirements of any other applicable Federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b) Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c) Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XVI. Notice

All notices will be in writing and deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile, or (d) on the fifth business day after deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to the Dealer Manager at 11355 W. Olympic Blvd., Suite 220, Los Angeles, California, 90064, Facsimile: 310-479-7736, Attention: Scott Wendelin, and to Participating Dealer at the address specified by Participating Dealer herein.

XVII. Attorneys’ Fees, Applicable Law and Venue

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of California and shall take effect when signed by Participating Dealer and countersigned by the Dealer Manager. Venue for any action (including arbitration) brought hereunder shall lie exclusively in Los Angeles, California.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

THE DEALER MANAGER:

PROSPECT FINANCIAL ADVISORS, LLC

By:
Name:
Title:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1.	Identity of Participating Dealer:

Full Legal Name:

Type of entity:

                                                             (to be completed by Participating Dealer)

Organized in the State of:

                                                                     (to be completed by Participating Dealer)

Licensed as broker-dealer in the following States:

                                                                                                  (to be completed by Participating Dealer)

Tax I.D.#:

NASD/CRD#:

2.	Person to receive notice pursuant to Section XIII.

Name:

Company:

Address:

City, State and Zip Code:

Telephone No.: (            )

Facsimile No.: (            )

Email Address:

AGREED TO AND ACCEPTED BY PARTICIPATING DEALER:

(Participating Dealer’s Firm Name)

By:
Title:
Date:

EXHIBIT A

TO PARTICIPATING DEALER AGREEMENT

[COPY OF DEALER MANAGER AGREEMENT]

SCHEDULE 1

REALLOWANCE & DEALER MANAGER FEE

EXHIBIT B

TO DEALER MANAGER AGREEMENT

QUALIFIED JURISDICTIONS

B-1

EXHIBIT C

TO DEALER MANAGER AGREEMENT

WIRING INSTRUCTIONS

C-1